    As filed with the Securities and Exchange Commission on October 4, 2000
                                                 Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   --------

                                 INTERTAN, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 75-2130875
     (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)

       3300 Highway #7, Suite 904                          L4K 4M3
        Concord, Ontario, Canada                        (Postal Code)
 (Address of principal executive offices)

                                --------------

                   InterTAN, Inc. Restricted Stock Unit Plan
                            (Full title of the Plan)

                                --------------


                               Jeffrey A.  Losch
                         Vice President, Secretary and
                                General Counsel
                           3300 Highway #7, Suite 904
                            Concord, Ontario, Canada
                                 (905) 760-9709
           (Name, address and telephone number of agent for service)


                                    Copy to:
                               Ann Marie Cowdrey
                            Thompson & Knight L.L.P.
                        1700 Pacific Avenue, Suite 3300
                              Dallas, Texas 75201
                                 (214) 969-1700

                                --------------

                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
   Title of securities to be           Amount to be      Proposed maximum offering         Proposed maximum           Amount of
           registered                  registered(2)         price per share(3)       aggregate offering price(3)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per     200,000 shares              $11.13                       $2,226,000               $588
 share(1)
====================================================================================================================================

(1)  Includes related preferred stock purchase rights.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act") and based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on September 28, 2000.

(3) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to the shares covered hereby are also registered hereunder.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------

_____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents have been filed by the Registrant with the Securities and Exchange Commission and are incorporated by reference in this Registration Statement:

          (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

          (2) The description of the Common Stock of the Registrant contained in the Registration Statement on Form 10 filed under Section 12(b) of the Securities Exchange Act of 1934 (Registration No. 001-10062), as filed with the Securities and Exchange Commission on October 2, 1986, including any amendment or report filed for the purpose of updating such description; and

          (3) The description of the Preferred Share Purchase Rights (which rights are transferable only with related shares of Common Stock) contained in the Registration Statement on Form 8-A filed under
               Section 12(b) of the Securities Exchange Act of 1934 (Registration No. 001-10062), as filed with the Securities and Exchange Commission on September 17, 1999, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to InterTAN, Inc., 3300 Highway #7, Suite 904, Concord, Ontario, Canada L4K 4M3, Attention: Corporate Secretary, (905) 760-9709.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Registrant is incorporated in the State of Delaware. Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Article XIV of the Registrant's By-Laws provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. The Registrant has also contractually agreed with each of its officers and directors to indemnify such persons to the fullest extent provided by law.

          A Delaware corporation also has the power to purchase and maintain insurance for such persons. The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they might not be indemnified by the Registrant.

          Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Restated Certificate of Incorporation contains such a provision.

          The above discussion of the Registrant's Certificate of Incorporation and By-Laws and Section 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such documents and statutes.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.


Item 8.   Exhibits.
          --------

          The following documents are filed as exhibits to this Registration
          Statement:

          4.1   InterTAN, Inc. Restricted Stock Unit Plan.

          5.1   Opinion of Thompson & Knight L.L.P.

          23.1 Consent of PricewaterhouseCoopers, LLP, independent public accountants to incorporation of report by reference.

          23.2 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1).

          24.1 Power of Attorney (included on signature page of this Registration Statement).


Item 9.   Undertakings.
          ------------

          The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, Province of Ontario, Canada on September 28, 2000.

                                        INTERTAN, INC.


                                        By: /s/ Brian E. Levy
                                        ----------------------------------------
                                        Brian E. Levy, President & Chief
                                        Executive Officer


                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Brian E. Levy, James G. Gingerich and Jeffrey A. Losch, and each of them singly, as our true and lawful attorneys-in-fact and agents, with full power to execute in out names and on our behalf in the capacities indicated below, any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

           Signature                  Capacity in Which Signed                  Date
           ---------                  ------------------------                  ----
    /s/ Brian E. Levy                President, Chief Executive            September 28, 2000
------------------------------
        Brian E. Levy                Officer and Director
                                     (principal executive
                                     officer)


    /s/ James G. Gingerich           Executive Vice President,             September 28, 2000
------------------------------
        James G. Gingerich           Finance, Chief Financial
                                     Officer (principal financial
                                     officer)


  /s/ Douglas C. Saunders            Vice President and                    September 28, 2000
------------------------------
      Douglas C. Saunders            Corporate Controller
                                     (principal accounting
                                     officer)


      /s/ Ron Stegall                Chairman of the Board and             September 30, 2000
------------------------------
          Ron Stegall                Director


   /s/ William C. Bosquette          Director                              September 30, 2000
------------------------------
       William C. Bosquette

           Signature                 Capacity in Which Signed                  Date
           ---------                 ------------------------                  ----
     /s/ John A. Capstick            Director                              October 2, 2000
------------------------------
         John A. Capstick


     /s/ Clark A. Johnson            Director                              September 30, 2000
------------------------------
         Clark A. Johnson


     /s/ John H. McDaniel            Director                              September 30, 2000
------------------------------
         John H. McDaniel


    /s/ W. Darcy McKeough            Director                              September 30, 2000
------------------------------
        W. Darcy McKeough


    /s/ James T. Nichols             Director                              September 30, 2000
------------------------------
        James T. Nichols

                               INDEX TO EXHIBITS

Exhibit Number                Exhibit
--------------                -------

   4.1              InterTAN, Inc. Restricted Stock Unit Plan.

   5.1              Opinion of Thompson & Knight L.L.P.

   23.1 Consent of PricewaterhouseCoopers, LLP, independent public accountants to incorporation of report by reference.

   23.2 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1).

   24.1 Power of Attorney (included on signature page of this Registration Statement).